BAILARD, BIEHL & KAISER, INC., BB&K FUND SERVICES, INC,
               And BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP
                                 CODE OF ETHICS
                                  March 7, 2003

         INTRODUCTION.

         This Code of Ethics has been adopted by:

         (i) Bailard, Biehl & Kaiser, Inc. ("BB&K"), a registered investment adviser, primarily for the purpose of establishing rules for BB&K employees, officers and directors with respect to their personal securities transactions;

         (ii) BB&K Fund Services, Inc. ("Fund Services"), a registered broker-dealer, primarily for the purpose of establishing rules for officers, directors and other associated persons of Fund Services with respect to their personal securities transactions; and

         (iii) Bailard, Biehl & Kaiser Opportunity Fund Group, Inc. (the "Opportunity Fund Group"), a registered investment company currently consisting of four series, primarily for the purpose of establishing rules for Opportunity Fund Group employees, officers and directors with respect to their personal securities transactions.

         BB&K, Fund Services and the Opportunity Fund Group are required to adopt a code of ethics in accord with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"). That Rule is applicable to BB&K because BB&K is the investment adviser to the Opportunity Fund Group. Because BB&K is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), BB&K and its employees,officers and directors are also subject to these standards of conduct with respect to activities relating to all of BB&K's advisory clients.

         Rule 17j-1 under the 1940 Act is applicable to Fund Services because Fund Services is the principal underwriter of the shares of each series of the Opportunity Fund Group. Fund Services also serves as the placement agent of several other products that are managed by BB&K. All associated persons of Fund Services are employees of BB&K.

         Rule 17j-1 under the 1940 Act is applicable to the Opportunity Fund Group because it is a registered investment company.

         The investment management industry is closely regulated under the provisions of the Advisers Act and the 1940 Act, and by the regulations and interpretations of the Securities and Exchange Commission ("SEC") under those statutes. Transactions in securities are also governed by applicable provisions of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the Commodity Exchange Act ("CEA"), as well as by state laws. The rules of conduct set forth in this Code are based in large part on rules of law and legal concepts developed under those statutes. These legal concepts do not remain static, and further developments of the law in these areas may be expected. We believe that it is our job to conduct our business so as to avoid not only any violation of law but also any appearance of violation or ground for criticism.

         For your guidance, some of the most important legal concepts within which we operate are mentioned below.

                  (a) Fiduciary Duty. Investment adviser, underwriter, and investment company personnel owe a fiduciary duty to their clients and Fund stockholders. This means a duty of loyalty, fairness and good faith, and a corresponding duty not to do anything prejudicial to or in conflict with the interests of these clients and stockholders. All personal securities transactions of such personnel shall be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's

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position of trust and  responsibility.  No investment adviser,  underwriter,  or
investment  company  personnel  should  take  inappropriate   advantage  of  the
individual's position. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to the other parties.

                  (b) Fraud and Deceit; Inside Information. The various laws administered by the SEC and the Commodity Futures Trading Commission ("CTFC") contain very broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with securities and commodities transactions and giving of investment advice. It is under these broad general provisions that the SEC, CFTC and private individuals have successfully brought many of the important cases in the securities field that have received so much publicity in recent years, including cases on improper use of material non-public ("inside") information.

                  (c) Manipulation. Care must always be taken to avoid market manipulation of securities and commodities trading, which is strictly prohibited by law.

                  (d) Penalties. Under the various federal and state securities and commodities statutes, penalties that may be imposed for violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities, commodities or investment advisory businesses, and criminal penalties.

         This Code covers four general topics. Section 2 of this Code includes some broad prohibitions against fraudulent conduct in connection with BB&K's clients, including the Funds. Because fraudulent conduct can take many forms, this Code cannot reasonably include an all-inclusive list of actions or omissions which are covered. These general prohibitions are basically the same as or are consistent with those in the federal securities laws, and are intended to reflect the expansive and flexible nature of the restrictions which are applicable to our activities.

         Section 3 of this Code includes specific rules and restrictions with respect to personal securities and commodities transactions. These restrictions have been adopted for the purpose of better avoiding any conflicts of interest, or any appearances of conflicts of interest, between (i) the securities trading which BB&K undertakes on behalf of its clients and personal securities trading by the employees, officers and directors of BB&K; (ii) the securities trading undertaken on behalf of the Funds and personal securities trading by associated persons of Fund Services; and (iii) the securities trading that the Funds undertake on their own behalf and personal investments by employees, officers, and directors of the Funds. The rules are intended to better assure that trading on behalf of BB&K's clients is given priority over trading for personal accounts, and that trading for personal accounts does not take place at a time which could adversely affect trading for clients.

         Section 4 of this Code contains specific reporting requirements. As required by Rule 17j-1 under the 1940 Act, most persons covered by this Code are required to file an initial holdings report, annual holdings reports and quarterly transaction reports relating to certain of their personal securities holdings and transactions. These reports will be reviewed by the Chief Compliance Officer for BB&K and the Funds (the "Chief Compliance Officer") to determine whether the information suggests a possible violation of this Code. The Chief Financial Officer of BB&K will review the Chief Compliance Officer's personal securities reports and will do a periodic review of the personal securities reporting process as a whole. These reports also may be reviewed by the staff of the SEC when the SEC undertakes compliance examinations of BB&K, Fund Services, or the Funds. In addition to better ensuring compliance with this Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and correct possible problems. The reporting system is an essential part of this Code and must be strictly adhered to, without exception.

         Section 5 of this Code lists some other rules  governing the conduct of
(i) BB&K's employees, officers and directors; (ii) associated persons of BB&K Fund Services; and (iii) employees, officers and directors of the Funds. These rules are designed to prevent conflicts of interest and even the appearance of a conflict of interest on the part of these individuals.

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         The enforcement of these rules and procedures is the  responsibility of the Chief Compliance Officer, who is also a registered principal (supervisor) of Fund Services. As this Code emphasizes, personal trading must always be carried on with good judgment and in good faith. All possible situations cannot be covered by this Code, and under special circumstances exceptions may be appropriate. Although the Chief Compliance Officer has the authority to grant exceptions under appropriate circumstances, exceptions are rarely appropriate and infrequently granted. Any one subject to this Code contemplating a transaction as to which he or she may have any doubt, or anyone who has any other question as to any part of this Code, should consult with the Chief Compliance Officer. If the Chief Compliance Officer is absent or unavailable, his office will be able to refer you to a senior manager at BB&K or another registered principal (supervisor) at Fund Services for assistance in this regard.


SECTION 1. DEFINITIONS.

         Section 1.1. "ACCESS PERSON" means any director, officer or Advisory Person (as defined below) of BB&K or the Funds; and any director, officer or associated person of Fund Services who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Covered Securities.

         Section 1.2. "ADVISORY PERSON" means:

                  (a) any employee of the Funds or of BB&K (or of any company in a control relationship to the Funds or BB&K) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Funds or other clients of BB&K (individually or collectively, a "Client" or "Clients"), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (b) any natural person in a control relationship to BB&K or the Funds who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

         Section 1.3. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common controlled with, such other person; and (d) any officer, director, partner, co-partner or employee of such other person.


         Section 1.4. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under Section 16 of the Exchange Act. Generally, you have "beneficial ownership" of any security in which you have a direct or indirect pecuniary interest. "Beneficial ownership" includes accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement, you can share in any profit from the securities, including securities held by a family member sharing the same household, by a partnership, corporation or other entity controlled by you, or by a trust of which you are a trustee, beneficiary or settlor. Excerpts from SEC regulations on this subject are available from the Chief Compliance Officer and should be reviewed carefully by anyone concerned with this topic before trading or preparing an initial holdings report, annual holdings report or quarterly transaction report.

         Section 1.5 "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company.

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         Section 1.6. "COVERED  SECURITY" means a security as defined in Section
2(a)(36) of the 1940 Act (a "Security"), except that it does not include:

         (i)      Direct obligations of the Government of the United States;

         (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

         (iii) Shares issued by open-end investment companies registered under the 1940 Act.

         Section  1.7.   "DISINTERESTED   DIRECTOR"  means  a  director  of  the
Opportunity Fund Group who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

         Section 1.8. "HOT ISSUE" means an Initial Public Offering in which the securities trade in the aftermarket at a premium over the offering price.

         Section 1.9. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act .

         Section 1.10. "INVESTMENT PERSONNEL" are employeees of a Fund, BB&K or Fund Services (or of any company in a control relationship to a Fund, BB&K or Fund Services), who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by a Client. The term also includes all natural persons who control a Fund, BB&K or Fund Services and obtain information concerning recommendations made to a Client, regarding the purchase or sale of securities by the Client.

         Sections 1.11. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act. Limited offerings include private placements and other offerings that are not public.

         Section 1.12. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other acts, the writing or acquisition of an option to purchase or sell a Covered Security.

         Section 1.13. "SECURITY HELD OR TO BE ACQUIRED BY A CLIENT" means:

         (i) Any Covered Security which, within the most recent 15 days, is or has been held by a Client, or is being or has been considered by the Client or BB&K for purchase by the Client; and

         (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, such Covered Security.


SECTION 2. GENERAL RESTRICTIONS AGAINST FRAUDULENT CONDUCT.

No Access Person, or Affiliated Person of BB&K, Fund Services or the Funds, may generally, or in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by a Client:

         (i)      employ any device, scheme or artifice to defraud a Client;

         (ii) make to a Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on a Client; or

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         (iv)     engage in any manipulative practice with respect to a Client.


SECTION 3. SPECIFIC PERSONAL SECURITY TRANSACTION RULES.

         The following rules are intended to prevent any suggestion or implication that Access Persons are using their relationship with BB&K, Fund Services or the Funds to obtain advantageous treatment to the detriment of the interests of any Client. The restrictions in this Section 3 apply to transactions for accounts in which an Access Person has a direct or indirect Beneficial Ownership interest. Except as otherwise provided, these restrictions do not apply to the following transactions:


         (i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (ii) Purchases or sales of securities which are not eligible for purchase or sale by a Client (except for Sections 3.1 and 3.2).

         (iii) Purchases or sales which are non-volitional on the part of the Access Person.

         (iv) Purchases which are part of an automatic dividend reinvestment plan.

         (v) Purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (vi) Purchases or sales which receive the prior approval of the Chief Compliance Officer on the basis that the potential for harm to any Client is remote because the transactions would be very unlikely to affect market price or liquidity, or because they clearly are not related economically to the securities to be purchased, sold or held by a Client, or for other reasons.

         Moreover, the purchase or sale of a Covered Security by a Disinterested Director is not subject to the requirements of Section 3 hereof if the Disinterested Director is an Access Person solely by reason of his or her directorship with the Opportunity Fund Group, except where, at the time of such transaction, such Disinterested Director knew, or in the ordinary course of fulfilling his or her official duties as a Disinterested Director should have known, that during the 15-day period immediately preceding or after the date of the Disinterested Director's transaction that such security was purchased or sold by the Funds or such purchase or sale by the Funds was considered by BB&K or the Funds.


         Section 3.1. INITIAL PUBLIC OFFERINGS. Investment Personnel may not directly or indirectly acquire a Beneficial Ownership interest in any Security in an Initial Public Offering without the prior approval of the Chief Compliance Officer. Furthermore, no Access Person who is an associated person of Fund Services may directly or indirectly acquire a Beneficial Ownership interest in any Security in any initial public offering that may be construed as a Hot Issue.

         Section 3.2. LIMITED OFFERINGS. Investment Personnel may not directly or indirectly acquire a Beneficial Ownership interest in any Security in a Limited Offering without the prior approval of the Chief Compliance Officer. Investment Personnel who hold a direct or indirect Beneficial Ownership interest in Securities acquired in a Limited Offering must disclose that investment if they participate in BB&K's subsequent consideration of an investment in the same issuer, and the decision to make such an investment must be reviewed independently by Investment Personnel with no personal interest in the issuer.


         Section 3.3. PRECLEARANCE OF OTHER INVESTMENTS. All purchases and sales of any Covered Security by Investment Personnel must be approved by the Trading Department of BB&K before the transaction may take place. In order to request approval of the purchase or sale, Investment Personnel must

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complete  and submit to the Trading  Department  a Trade  Authorization  Request
form, a copy of which is attached as Exhibit 1. The Trading Department will review all pending trades to see if any conflict may exist. The Trading Department will authorize or deny the trade (generally within 24 hours), then forward the Trade Authorization Request form to the Chief Compliance Officer for review with the trade confirmation. All Access Persons other than Investment Personnel may trade in Covered Securities without prior approval, provided that such persons have no actual knowledge of the activities of Clients with respect to the subject security.

         Section 3.4. DEALINGS WITH CLIENTS. No Access Person may knowingly sell any portfolio security to any Client or knowingly purchase any portfolio security from any Client.

         Section 3.5. SHORT-TERM TRADING. Investment Personnel are prohibited from profiting from the purchase and sale, or sale and purchase, of Covered Securities that are recommended to, or held by, BB&K's Clients within 60 calendar days.

         Section 3.6. SAME DAY TRADING BAN. No Access Person may knowingly execute a transaction in a Covered Security on a day during which the Covered Security is being actively traded, or actively considered for trading, on behalf of Client accounts. Many of the securities which are subject to this restriction at any particular time may be found in the then current version of the BB&K Stock List. If you do not have direct access to the BB&K Stock List, you may contact the Chief Compliance Officer or the Trading Department for a copy of the list. Securities which are being added to or deleted from the BB&K Stock List on the basis of new or revised recommendations from the Research Department are the subject of memos which are circulated to the investment counselors and other interested parties in BB&K.

This restriction will not be deemed to be violated when a Access Person buys or sells a Covered Security on the same day as a Client buys or sells the same security if:

         (i) The Client's trade order was drafted after the Access Person buying or selling the same security had already obtained the appropriate preclearance from the Trading Department; and

         (ii) Neither the Access Person nor the Trading Department knew that a trade in that security was being actively considered for execution in a Client's account on that day.

         Section 3.7. SPECIAL SEVEN DAY TRADING BAN FOR INVESTMENT COUNSELORS AND PORTFOLIO MANAGERS. No BB&K investment counselor or portfolio manager may buy or sell a Covered Security within seven calendar days before and after a Client account that he or she manages trades in the same (or a related) security. This restriction will not be deemed to be violated if:

         (i) The Client independently requests BB&K to buy or sell the security during the seven calendar day period after the investment counselor or portfolio manager executes his or her trade; and

         (ii) The investment counselor or portfolio manager had no reason to know that the Client would make such a request.

         Section 3.8.THREE DAY TRADING BAN RELATING TO RESEARCH RECOMMENDATION MEMOS. No Access Person may buy or sell a Covered Security for three trading days following the receipt of of a BB&K research recommendation memo covering such security. For calculation purposes, the first day of that three-day period is the day that the memo is distributed within BB&K. The purpose of this prohibition is to better assure that the investment counselors and portfolio managers have ample opportunity to undertake trading for Client accounts promptly following the distribution of the memo. Under special circumstances a trading ban in excess of three days may be announced.

SECTION 4. REPORTING REQUIREMENTS

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         Section 4.1.  INITIAL  HOLDINGS  REPORT.  No later than 10 days after a person becomes an Access Person (other than a Disinterested Director), he or she must prepare and file with the Chief Compliance Officer an Initial Holdings Report that must contain the following information:

         (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest when the person became an Access Person;

         (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (iii)    The date that the report is submitted by the Access Person.

The Initial Holdings Report form is attached as Exhibit 2.

         Section 4.2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of each calendar quarter, each Access Person must prepare and file with the Chief Compliance Officer a Quarterly Transaction Report that must contain the following information:

         (i) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest:

                  (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  (b)      The nature of the transaction (e.g., purchase,  sale,
                           option  or  any   other   type  of   acquisition   or
                           disposition);

                  (c) The price of the Covered Security at which the transaction was effected;

                  (d) The name of the broker, dealer or bank with or through which the transaction was effected; and

                  (e)      The date that the report is  submitted  by the Access
                           Person.

         (ii) With respect to any account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person:

                  (a) The name of the broker, dealer or bank with which the Access Person established the account;

                  (b)      The date the account was established; and

                  (c)      The date that the report is  submitted  by the Access
                           Person.

The Quarterly Transaction Report form is attached as Exhibit 3.

         Section 4.3. ANNUAL HOLDINGS REPORTS. Annually, each Access Person (other than a Disinterested Director) must prepare and submit to the Chief Compliance Officer an Annual Holdings Report containing the following information (which information must be current as of a date no more than 30 days before the report is submitted):

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         (i)      The  title,  number of  shares  and  principal  amount of each
                  Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest;

         (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (iii)    The date that the report is submitted by the Access Person.

The Annual Holdings Report form is attached as Exhibit 4.

         Section 4.4. DISCLAIMER OF BENEFICIAL OWNERSHIP. The SEC allows the Initial Holdings Report, the Quarterly Transaction Reports and the Annual Holdings Reports to contain a statement declaring that the reporting of any transaction or security holding is not to be construed as an admission by the reporting person that he or she has any direct or indirect Beneficial Ownership in the security. Using that disclaimer language may be useful in an unclear situation to avoid the potential risk of not reporting a transaction or security holding while at the same time avoiding prejudicing a position the person may take or later seek to take with respect to ownership status.

         Section 4.5 CONFIRMATIONS AND STATEMENTS. All Access Persons (other than Disinterested Directors) must direct their banks or brokers to send duplicate copies of confirmations of all personal securities transactions involving Covered Securities and copies of periodic statements for all securities accounts holding Covered Securities to the Chief Compliance Officer.

         Section 4.6. REPORTING BY ASSOCIATED PERSONS OF FUND SERVICES. In accord with applicable rules of the National Association of Securities Dealers, all "associated persons" of Fund Services must give prior written notice to the Chief Compliance Officer with respect to opening any personal brokerage account or any account with a bank, investment adviser or other financial institution through which securities trading will be done. This special notice requirement is not applicable to trading in, or accounts limited to, unit investment trusts, variable life or annuity contracts and registered open-end investment companies.

         Section 4.7. EXEMPTIONS FROM REPORTING. Reports under Sections 4.1, 4.2, 4.3, 4.5 and 4.6 are not required with respect to transactions and accounts over which the reporting person does not have any direct or indirect influence or control. Furthermore, a Disinterested Director does not need to file quarterly transaction reports unless the Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as Disinterested Director, should have known that, during the 15-day period immediately before or after the Disinterested Director's transaction in a Covered Security, such security was purchased or sold by the Funds or such purchase or sale by the Funds was considered by BB&K or the Funds. Please note that there are some types of transactions which are not subject to the restrictions of Section 3 (e.g., purchases under an automatic dividend reinvestment plan), but which are subject to the reporting requirements of Section 4.


         Section 4.8 ANNUAL CERTIFICATION. Annually, all Access Persons will be required to certify that they have read and understand this Code, that they have complied with the requirements of this Code and that they have reported all personal securities transactions and security holdings required to be reported pursuant to the requirements of this Code. The Annual Certification form is attached as Exhibit 5.


SECTION 5. OTHER RULES.

         Section 5.1 INSIDE INFORMATION. No Access Person may use any material non-public information, no matter how acquired, in his or her own transactions or in the discharge of his or her responsibilities to Clients.

         Section 5.2 DISCLOSURE OF INFORMATION; CONFIDENTIALITY. Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration for Clients whether or not actually authorized, must be kept confidential. Research information on portfolio companies and other investments must not be divulged to persons who do not have a need to know such information in connection with their employment by BB&K, Fund Services or the Funds. In addition, information about Clients is confidential and must not be disclosed to persons who do not have a need to know such information in connection with their employment by BB&K, Fund Services or the Funds. Access Persons must use care in keeping information confidential.

         Section 5.3 GIFTS AND OTHER PREFERENTIAL TREATMENT. An Access Person may not in relation to the business of BB&K, the Funds or Fund Services seek or accept from any Client or from any broker or dealer, other financial institution or supplier or contractor to BB&K, the Funds or Fund Services (a) any gifts of material value (i.e., in excess of $100 per year) or (b) any sort of preferential treatment from, or special arrangements with, such person or entity.

         Section 5.4 FINDER'S FEES. Access Person affiliated with BB&K or Fund Services should not become involved in negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not held by Clients) without the prior permission of the Chief Compliance Officer.
Specifically, no finder's or similar fee in connection with any such transactions may be negotiated or accepted without prior permission of the Chief Compliance Officer

         Section 5.5 SERVICE AS A DIRECTOR. No Access Person affiliated with BB&K or Fund Services may serve on the board of directors of a publicly traded company, without prior authorization by the Chief Compliance Officer based upon a determination that the board service would not be in conflict with the interests of BB&K, Fund Services, or any Client.


SECTION 6. SANCTIONS.

         Careful adherence to this Code is one of the basic conditions of employment of every Access Person. Any Access Person may be required to give up any profit or other benefit realized from any transaction in violation of this Code, and in appropriate cases other sanctions may be imposed for conduct inconsistent with this Code.


         In addition, as pointed out in the preamble to this Code, certain violations of this Code may also involve violations of law, with the possibility of civil or criminal penalties.


SECTION 7. REVIEW AND REPORTING.

         The Chief Compliance Officer will submit at least annually to the Board of the Funds a written report from the Funds, BB&K and Fund Services that (a) describes any issues arising under this Code, or under any procedures adopted to implement this Code, since the last such report to the Boards, including, but not limited to, information about material violations of this Code or such procedures and any sanctions imposed in response to such material violations; and (b) certifies that the Funds, BB&K and Fund Services, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating this Code. The Chief Compliance Officer will also report on any recommended changes to this Code or such procedures.

         CERTIFICATION:

         I have received a copy of, understand and agree to abide by the provisions of the Code of Ethics of BB&K, Fund Services and the Funds, dated March 7, 2003.


Signed:______________________________________


Print Name:__________________________________


Dated:_______________________________________


Exhibits:


         (1) Trade Authorization Request Form

         (2) Initial Holdings Report Form

         (3) Quarterly Transaction Report Form

         (4) Annual Holdings Report Form

         (5) Annual Certification Form

                           TRADE AUTHORIZATION REQUEST

(1) Name of Access Person requesting authorization: ____________________________

(2) If different than #1, name of the person in whose account the trade will occur: ________________________________________

(3) Relationship of (2) to (1): ________________________________________________

(4) Name of security and ticker symbol: ________________________________________

(5) Maximum number of shares or units to be purchased or sold or amount of bond: _______________________________________


(6) Check if applicable:                                   [ ] Purchase [ ] Sale

(7) Do you possess material nonpublic information
    regarding the security or the issuer of the security?  [ ] Yes      [ ] No

(8) To your knowledge, are the securities or "equivalent"
    securities (i.e., securities issued by the same issuer)
    held by one or more Funds or other accounts managed
    by BB&K?                                               [ ] Yes      [ ] No

(9) To your knowledge, are there any outstanding purchase
    or sell orders for this security (or any equivalent
    security) by a BB&K client, including but not limited
    to any Fund managed by BB&K?                           [ ] Yes      [ ] No

(10) To your knowledge, are the securities (or equivalent
     securities) being considered for purchase or sale by
     one or more Funds or other accounts managed by BB&K?  [ ] Yes      [ ] No

(11) Are the securities being acquired in an initial public
     offering?                                             [ ] Yes      [ ] No

(12) Are the securities being acquired in a limited
     offering?                                             [ ] Yes      [ ] No

(13) If you are a portfolio manager or investment
     counselor, has any client account you managed
     (including any of the Funds), purchased or sold these
     securities (or equivalent securities) within the past
     seven calendar days or do you expect the account to
     purchase or sell these securities (or equivalent
     securities) within seven calendar days of your
     purchase or sale?                                     [ ] Yes      [ ] No

(14) Have you or any account of which you have Beneficial
     Ownership purchased or sold these securities (or
     equivalent Securities) in the prior 60 days?          [ ] Yes      [ ] No

I have read the Bailard, Biehl & Kaiser, Inc., BB&K Fund Services, Inc., and Bailard, Biehl & Kaiser Opportunity Fund Group Code of Ethics, dated March 7, 2003, and represent that the proposed trade fully complies with the requirements of the Code.


                                      ------------------------------------------
                                                Access Person Signature

                                      ------------------------------------------
                                                    Print Name



Authorized: __________________________________________

Date: ________________________________________________

                             INITIAL HOLDINGS REPORT


Access Person's name:__________________________    Date hired:__________________


Name of broker, dealer or bank(s) with whom you maintained an account(s) in which securities were held for your direct or indirect benefit on the date you were hired by BB&K (or became an Access Person): _______________________________
________________________________________________________________

Please list below the title, number of shares and principal amount of each Covered Security of which you had any direct or indirect Beneficial Ownership interest when you were hired by BB&K. (Note: Covered Securities do not include direct obligations of the government of the U.S.; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end mutual funds.) This report is made solely to comply with SEC regulations and shall not be construed as an admission that the person submitting the report has a Beneficial Ownership of the securities listed below. Please attach additional sheets if more space is needed.

Number of shares/
-----------------
Principal amount       Title (Name) of Covered Security
----------------       ---------------------------------------------------------


Date Submitted: _______________     Signature:__________________________________

                          QUARTERLY TRANSACTION REPORT

-------------------------------------------------------------------------------

SECURITIES TRANSACTIONS FOR CALENDAR QUARTER ENDING ____________ 20__

-------------------------------------------------------------------------------

Title of Security            Date              Nature              Amount of            Price at           Broker or Bank
-----------------            -----             ------              ---------            ---------          --------------
(Common Stock unless         Of                Of                  Security             Which              Effecting
--------------------         ---               ---                 --------             -----              ---------
Otherwise indicated)         Transaction       Transaction         Involved             Effected           Transaction
--------------------         -----------       -----------         --------             --------           -----------









For accounts opened during the quarter,
Name of broker, dealer or bank: _____________________ Date opened: _____________

Above is a record of transactions during the quarter in Covered Securities in which I had, or by reason of which I acquired or disposed of, a direct or indirect, beneficial ownership interest. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am the beneficial owner of the securities listed above.

____________________, 20__                  ____________________________________
                                                           Signature

*Please provide interest rate and maturity date (if applicable)

PLEASE RETURN TO JANIS HORNE

                             ANNUAL HOLDINGS REPORT

Access Person's Name: __________________________________________________________


Name of broker, dealer or bank(s) with whom you maintain an account(s) in which securities are held for your direct or indirect benefit:

________________________________________________________________________________

Please list below the title, number of shares and principal amount of each Covered Security of which you had any direct or indirect Beneficial Ownership. (Note: Covered Securities do not include direct obligations of the government of the U.S.; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end mutual funds.) The information in this report must be current as of a date no more than 30 days before the report is submitted. This report is made solely to comply with SEC regulations and shall not be construed as an admission that the person submitting the report has Beneficial Ownership of the securities listed below. Please attach additional sheets if more space is needed.

Number of shares/
-----------------
Principal amount       Title (Name) of Covered Security
----------------       ---------------------------------------------------------


Date Submitted: _______________     Signature:__________________________________

                              ANNUAL CERTIFICATION

I acknowledge that I read and understood the Code of Ethics of Bailard, Biehl & Kaiser, Inc.,BB&K Fund Services, Inc. and Bailard, Biehl & Kaiser Opportunity Fund Group dated March 7, 2003.

I certify that during the past year:

         1. In accordance with Section 3.1, 3.2 and 3.3 of the Code of Ethics, I have obtained prior authorization for all my personal securities transactions, except for transactions exempt from pre-clearance under Section 3 of the Code of Ethics.

         2. In accordance with Section 4.1 of the Code of Ethics, I have fully disclosed all my personal securities holdings and accounts on the initial holdings report within the time required, unless exempt under Section 4.7 of the Code of Ethics.

         3. In accordance with Section 4.2 of the Code of Ethics, I have reported all my personal securities transactions and accounts, except for transactions and accounts exempt from reporting under Section 4.7 of the Code of Ethics.

         4. In accordance with Section 4.3 of the Code of Ethics, I have fully disclosed all my personal securities holdings and accounts on the annual holdings report within the time required, unless exempt under Section 4.7 of the Code of Ethics.

         5. I have complied with the Code of Ethics in all other respects as well.


                                         ---------------------------------------
                                         Access Person Signature


                                         ---------------------------------------
                                         Print Name


                                         Dated:_________________________________